 EXHIBIT 10.3

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of September 26, 2010 (the “Grant Date”) between Quepasa Corporation (the “Company”) and _See Schedule A_ (the “Optionee”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2006 Stock Incentive Plan (the “Plan”); and

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.  Grant of Non-Qualified Stock Options.  The Company irrevocably granted to the Optionee the right and option to purchase all or any part of __See Schedule A_ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”).  This Agreement replaces any stock option agreement or offer letter previously provided to the Optionee, if any, with respect to these Options.

2.  Price.  The exercise price of the Options is $4.95 per share.

3.  Vesting -When Exercisable.

(a)  The Options shall vest monthly in equal increments over a 12-month period with the first vesting date being _See Schedule A__, subject to the Optionee’s continued employment with the Company on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.

(b)  Notwithstanding any other provision in this Agreement, the Options automatically vest on the date of a “Change in Control” as defined in the Plan.

(c)  The Options may be exercised prior to vesting and remain exercisable until 6:00 pm New York time 10 years from the Grant Date (the “Expiration Date”).

4.  Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.  For the purpose of this Agreement, “Transferee” shall mean a person to whom the Options are transferred by will or by the laws of descent and distribution.

5.  Method of Exercise.  The Options shall be exercisable by a written notice, which shall:

(a)  state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)  if applicable, contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 9 hereof;

(c)  be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(d)  be accompanied by full payment of the exercise price in United States dollars by wire transfer or check; and

(e)  be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment.  Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

6.  Sale of Shares Acquired Upon Exercise of Options.  If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”)) or a director of the Company, any shares of the Company’s common stock acquired pursuant to the Options cannot be sold by the Optionee until at least six months elapse from the Grant Date except in case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

7.  Necessity to Become Holder of Record.  Neither the Optionee, nor the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any of the shares underlying the Options until such person shall have become the holder of record of such shares.  No cash dividends or cash distributions, ordinary or extraordinary, shall be provided if the record date is prior to the date on which such person is the holder of record thereof.

8.  Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.

9.  Conditions to Exercise of Options.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options, to give written assurance satisfactory to the Company that the shares underlying the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

10.  Duties of Company.  The Company will at all times during the term of the Options:

(a)  Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)  Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)  Use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

11.  Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

12.  Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

13.  Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

14.  Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

15.  Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery as follows:

The Optionee:                                                       _________________
324 Datura Street, Suite 114
West Palm Beach, FL 33401

The Company:                                                       ________________
Quepasa Corporation
324 Datura Street, Suite 114
West Palm Beach, FL 33401

with a copy to:                                                      Michael D. Harris, Esq.
Harris Cramer LLP
1555 Palm Beach Lakes Blvd., Suite 310
West Palm Beach, FL 33401

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

16.  Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

17.  Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Florida without regard to choice of law considerations.

18.  Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

19.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

20.  Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have set their hand and seals the day and year first above written.

Quepasa Corporation

By:	______________________________________
______________________________________
_______________________________________

OPTIONEE:

___________________________________
___________________________________

NOTICE OF EXERCISE

To:           Quepasa Corporation
324 Datura Street, Suite 114
West Palm Beach, Florida 33401
Attention Michael Matte, Chief Financial Officer

Please be advised that I hereby elect to exercise my option to purchase shares of Quepasa Corporation, pursuant to the Stock Option Agreement dated ___________________.

Number of Shares to Be Purchased:	______________________

Multiplied by: Purchase Price Per Share	$_____________________

Total Purchase Price	$_____________________

Please check the payment method below:

_________	Enclosed is a check for the total purchase price above.

_________	Wire transfer sent on _____________, 20__.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

_______________________________	Dated:________________________
Signature of Option Holder

Name of Option Holder (Please Print): __________________

Address of Option Holder

________________________________________________________________

Telephone Number of Option Holder:	________________________________

Social Security Number of Option Holder:	________________________________

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

________________________________
(Name)
________________________________
(Address)
________________________________

________________________________

________________________________
(Telephone Number)
________________________________
(Social Security Number)

Schedule A

Name: John Abbott
Option Amount: 89,928
First Vesting Date: December 1, 2010

Name: Michael Matte
Option Amount: 35,971
First Vesting Date: December 1, 2010

Name: Louis Bardov
Option Amount: 14,388
First Vesting Date: February 11, 2011